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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 1996, appearing on page 16 of the Chips and Technologies, Inc. Annual Report on Form 10-K for the year ended June 30, 1996.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
December 9, 1996



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